UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2016

BANCORP OF NEW JERSEY, INC.

(Exact name of registrant as specified in its charter)

NEW JERSEY (State or other jurisdiction of incorporation)	001-34089 (Commission File Number)	20-8444387 (I.R.S. Employer Identification No.)

1365 Palisade Ave, Fort Lee, New Jersey  07024

(Address of principal executive offices) (Zip code)

(201) 944-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2016, Bank of New Jersey, the banking subsidiary of Bancorp of New Jersey, Inc., and Stephanie A. Caggiano, former senior vice president and chief compliance officer, entered into a separation and release agreement regarding the termination of Ms. Caggiano’s employment on May 16, 2016.  Pursuant to the separation and release agreement, subject to its terms and conditions, Bank of New Jersey agreed to pay Ms. Caggiano severance in the gross amount of $50,000.00, plus premiums for COBRA continuation of health insurance coverage for up to four months.  Pursuant to the agreement, Ms. Caggiano provided the Bancorp of New Jersey, Inc., Bank of New Jersey and related persons a general release of all claims arising or occurring through the date of the release.  The agreement also includes customary confidentiality and non-disparagement provisions.  The foregoing description of the separation and release agreement is qualified in its entirety by reference to the text of the separation and release agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
10.1	Separation and Release Agreement, dated May 25, 2016, by and between Stephanie A. Caggiano and Bank of New Jersey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP OF NEW JERSEY, INC.

Date: May 26, 2016	By:	/s/ Nancy E. Graves
Nancy E. Graves
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and Release Agreement, dated May 25, 2016, by and between Stephanie A. Caggiano and Bank of New Jersey